EX-10.1 2 f8k060217_ex10z1.htm EXHIBIT 10.1 DISTRIBUTION AGREEMENT

## DISTRIBUTION AGREEMENT OVERVIEW

This document, set forth this 31st day of May, 2017, is between The Bosko Group LLC, hereinafter known as "Distributor" and Bigfoot Project Investments Inc., hereinafter known as "Producer/Client," for the purposes of creating five (5) feature-length films tentatively titled as a banner "The Dark and Violent World of Bigfoot Series," hereinafter known as "Films"

1.) Distributor will exploit film through all existing sales channels with which it has direct relationships
   a. DVD
      i. National chain of rental kiosks
      ii. Walmart
      iii. Family Video
      iv. Amazon
      v. Other online DVD sellers and bricks-and-mortar businesses
   b. VOD
      i. Amazon
      ii. iTunes
      iii. Hulu
      iv. VUDU
      v. GooglePlay
      vi. Other online video-on-demand streaming platforms
2.) Distributor will provide upfront funding to Producer/Client to establish a production base for each of the Films
   a. Upfront funding $6,500.00 - $8,500.00
   b. Level of funding will depend on production budget
3.) Projected gross sales range and royalties for Films, based on historical data from actual Distributor sales, will include
   a. DVD
      i. 30,000-50,000 units per Film
      ii. $3.50-$5.25 gross unit sale price
      iii. $105,000 - $262,500 potential sales range
   b. VOD
      i. $25,000 - $50,000 per film
   c. Producer/Client royalty is 70% of Net sales (Gross less Distributor expenses)
      i. DVD
         1. $70,000-$175,750 per Film
      ii. VOD
         1. $15,500-$32,500
4.) Royalties will be paid in an ongoing basis, 30 days following close of any sale to DVD and VOD platforms.

5.) Films will take five (5) to twelve (12) months to complete, including any post-production. Any added requests from Client may result in added time for project completion, which shall not be considered the fault of Distributor.

6.) Distributor agrees that Client/Producer owns all Films, including any copyrights. Client/Producer agrees that Distributor may use the recorded footage as evidence of their work for promotional and/or advertising purposes.

| | |
|---|---|
| C. Thomas Biscardi | [signature] |
| Client/Producer Name | Client/Producer Signature |
| Mark Steven Bosko | [signature] |
| Distributor Name | Distributor Signature |